Exhibit (99.1)

FIRST AMENDMENT

TO THE

EASTMAN KODAK COMPANY

2013 OMNIBUS INCENTIVE PLAN

The Eastman Kodak Company 2013 Omnibus Incentive Plan (the “Plan”) is hereby amended as follows, effective May 22, 2018:

1.	Section 5.1 of the Plan is hereby amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan from 4,792,480 to 5,792,480.
2.	Section 16.19 of the Plan is hereby amended to replace the first sentence of such section with the following:

“The Plan originally became effective as of the effective date of the Plan of Reorganization, and was amended to increase the maximum number of Shares available for grant to Participants pursuant to Awards under the Plan effective May 22, 2018 (the “Effective Date”).”

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